UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

BIOAMBER INC.

(Exact name of registrant as specified in charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Rene Levesque West, Suite 4310 Montreal, Quebec, Canada H3B 4W8

(Address of principal executive office)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2017, BioAmber Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, as the representative of the several underwriters listed in the Underwriting Agreement (the “Underwriters”), to issue and sell 3,684,212 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, together with warrants to purchase up to 1,842,106 shares of Common Stock with an initial exercise price of $5.50 per share of Common Stock (the “Warrants”), subject to adjustment as described in the Warrants, at a price to the public of $4.75 per fixed combination consisting of one share of Common Stock and associated Warrant to purchase one-half share of Common Stock.  The Warrants have a term of four (4) years, exercisable upon the date of issuance.  The Common Stock and Warrants are being sold to the Underwriters in a firm commitment underwritten public offering pursuant to a shelf registration statement on Form S-3 (File No. 333-215408) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”).

The Company also granted the Underwriters a 30-day option to purchase up to an additional 552,632 shares of Common Stock and/or Warrants to purchase 276,316 shares of Common Stock at the public offering price, which the Underwriters exercised in full on January 27, 2017.  The Company estimates that the net proceeds from the Offering (including the exercise in full of the option to purchase additional shares and Warrants, but assuming no exercise of the Warrants) to be approximately $18.6 million, after deducting underwriting discounts and estimated offering expenses payable by the Company.  The Offering closed on January 27, 2017.

The number of shares of Common Stock that may be acquired by any holder upon any exercise of any Warrant is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of common stock issuable upon such exercise). The holder may elect to change this beneficial ownership limitation from 4.99% to 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of common stock issuable upon such exercise) upon 61 days’ prior written notice.

In addition, if, at any time while the Warrants are outstanding, we undergo a fundamental transaction, as described in the Warrants and generally including any consolidation or merger with or into another person, sale of all or substantially all of our assets, effecting any tender or exchange offer that is accepted by 50% or more of the outstanding Common Stock, any reclassification, reorganization or recapitalization of our Common Stock, or effecting a change of control of more than 50% of our outstanding shares of Common Stock, then the holder is entitled to receive, upon exercise of the Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of the number of shares of Common Stock then issuable upon exercise of the Warrant, and any additional consideration payable as part of the fundamental transaction. Any successor to us or surviving entity is obligated to assume the obligations under the Warrant. In addition, in the event we complete a fundamental transaction other than a stock transaction with a successor entity that is traded on a national securities exchange, the holders of the Warrants will have the right to require us or our successor, to repurchase the remaining unexercised portion of the Warrants at their then-current Black-Scholes Value (as defined) exercisable solely within thirty (30) days of the closing of a fundamental transaction.

The holders must surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the Warrants. In addition, the Warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of Common Stock underlying the Warrants. This option entitles the Warrant holders to elect to receive fewer shares of Common Stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the Warrant is being exercised, the market price per share of our Common Stock at the time of exercise and the applicable exercise price of the Warrants issued in the Offering.  We will provide certain rescission and buy-in rights to a holder if we fail to deliver the shares of Common Stock underlying the Warrants by the first trading day after the date on which delivery of the stock certificate is required by the Warrant. With respect to the rescission rights, the holder has the right to rescind the exercise if stock certificates are not timely delivered. The buy-in rights apply if after the first trading day on which delivery of the stock certificate is required by the Warrant, the holder purchases (in an open market transaction or otherwise) shares of our Common Stock to deliver in satisfaction of a sale by the holder of the Warrant shares that the holder anticipated receiving from us upon exercise of the Warrant.  We are not required to issue fractional shares upon the exercise of the Warrants.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Underwriting Agreement is attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Common Stock in the Offering (including the Common Stock underlying the Warrants) and the enforceability of the Warrants is attached as Exhibit 5.1 hereto. Copies of the Underwriting Agreement and the Form of Warrant are filed herewith as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

On January 24, 2017, we issued a press release announcing our entry into the Underwriting Agreement.  A copy of this press release is filed as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1

Underwriting Agreement dated as of January 23, 2017 by and between BioAmber Inc. and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, as the representative of the several underwriters named therein.

4.1	Form of Warrant to Purchase Common Stock of BioAmber Inc.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

99.1	Press Release, dated January 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAMBER INC.
Date: January 27, 2017	By: /s/ Jean-François Huc
Jean-François Huc, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement dated as of January 23, 2017 by and between BioAmber Inc. and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, as the representative of the several underwriters named therein.

4.1	Form of Warrant to Purchase Common Stock of BioAmber Inc.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

99.1	Press Release, dated January 24, 2017.